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                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 To Registration Statement on Form S-3 covering the registration of 17,828,000 shares of Soligen Technologies, Inc. common stock of our REPORT dated May 28, 1996 included in Soligen Technologies, Inc.'s Form 10-KSB for the fiscal year ended March 31, 1996, and to all references to our firm included in this Registration Statement.



                              ARTHUR ANDERSEN, LLP





Los Angeles, California
February 24, 1997

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